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                                                                      EXHIBIT 22



Subsidiaries of the Company

        The following table sets forth the names of U.S. Home's subsidiaries and the state in which incorporated. All subsidiaries are directly or indirectly wholly-owned by U.S. Home. Certain insignificant subsidiaries are omitted.



                                                            Jurisdiction of
                                                             Incorporation
                                                            ---------------
Fidelity Guaranty and Acceptance Corporation                Delaware

U.S. Home Acceptance Corporation                            Delaware

U.S. Home Insurors, Inc.                                    Florida
     U.S.H. Indemnity Company, Ltd.                         Bermuda
     San Felipe Indemnity Company, Ltd.                     Bermuda

U.S. Home Mortgage Corporation                              Florida
     USH II Corporation                                     Delaware